EXHIBIT 4.01

                          LEHMAN BROTHERS HOLDINGS INC.

                                 YEELDS(TM) Plus

              8% Yield Enhanced Equity Linked Debt Securities Plus

                              Due November 13, 2003

Number R-1                                                            $6,000,000
                                                             CUSIP:  524908 DV 9

See Reverse for Certain Definitions

         THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, at Stated Maturity, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the Maturity Payment Amount, and to pay interest computed on the basis of a 360-day year of twelve 30-day months, quarterly on February 13, May 13, August 13 and November 13 of each year, commencing February 13, 2002, on said principal sum at said office or agency, in like coin and currency, at a rate per annum equal to 8%, from November 13, 2001 or the most recent February 13, May 13, August 13 or November 13 to which interest has been paid or duly provided for.

         The interest so payable on any February 13, May 13, August 13 or November 13 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the last day of the calendar month prior to that in which the interest payment is made. Interest may, at the option of the Company, be paid by check mailed to the person entitled thereto at such person's address as it appears on the registry books of the Company.

         Any amount payable on the Stated Maturity Date or on the Redemption Date will be paid only upon presentation and surrender of this Security.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         "YEELDS" is a trademark of Lehman Brothers Inc.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:  November 13, 2001                   LEHMAN BROTHERS HOLDINGS INC.



                         By: /s/ Barrett S. DiPaolo
                              Name:  Barrett S. DiPaolo
                              Title:    Vice President



                        Attest: /s/Cindy S. Gregoire
                                Name:  Cindy S. Gregoire
                                Title:  Assistant Secretary




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  November 13, 2001

CITIBANK, N.A.,
  as Trustee



By:
         Name:
         Title:   Authorized Signatory

                              (Reverse of Security)

         This Security is one of a duly authorized series of Securities of the Company designated as YEELDS(TM) Plus, 8% Yield Enhanced Equity Linked Debt Securities Plus Due November 13, 2003 (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

         The Securities are not redeemable prior to December 13, 2002. The Securities may be redeemed, at the option of the Company, in whole but not in part (the "Redemption"), at any time on or after December 13, 2002, until the Stated Maturity, upon the notice referred to below, at a price, for each $1,000 principal amount of the Securities redeemed, equal to the Redemption Payment Amount.

         Notwithstanding any provision to the contrary in the Indenture, notice of Redemption shall be given by mailing a notice to the Holders of such Redemption (the "Redemption Notice") not less than 10 calendar days nor more than 30 calendar days prior to the Redemption Date in the manner provided in the Indenture. A Redemption shall occur on the Redemption Date.

         The Maturity Payment Amount and the Redemption Payment Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

         All percentages resulting from any interest rate or Discount Factor calculation with respect to the Securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, and all dollar amounts used in or resulting from any calculation relating to the Securities will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent being rounded upward.

         The Trustee shall fully rely on the determination by the Calculation Agent of the Maturity Payment Amount and the Redemption Payment Amount and shall have no duty to make any such determination.

         This Security is not subject to any sinking fund.

         If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity Date and the date three Business Days prior thereto was the Calculation Date.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest therein payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

         The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

         The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

         No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Company intends to treat and, by purchasing this Security, the Holder hereof agrees to treat, for all tax purposes, this Security as a financial contract with cash settlement, rather than as a debt instrument.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Set forth below are definitions of the terms used in this Security.

         "AMEX" shall mean the American Stock Exchange.

         "Average Execution Price" shall mean, for a security or other property, the average execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Securities.

         "Basket" shall mean the basket composed of the Underlying Equity Securities.

         "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

         "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of November 13, 2001, between the Company and the Calculation Agent, as amended from time to time.

         "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

         "Calculation Date" shall mean three Business Days prior to the Stated Maturity Date; provided that if a Market Disruption Event occurs on such date, the Calculation Date shall be the previous Business Day on which there was not a Market Disruption Event.

         "Close of Trading" shall mean 4:00 p.m., New York City time.

         "Closing Level of the Basket" shall mean the sum of the following amounts calculated with respect to each Underlying Equity Security on the Calculation Date: (i) the Closing Price of such Underlying Equity Security, plus any cash or other equity securities attributable to one share or unit of such Underlying Equity Security as described in Section 4 of Annex A of the Calculation Agency Agreement, multiplied by (ii) the Ending Multiplier for such Underlying Equity Security.

         "Closing Price" shall mean, for each Underlying Equity Security, as determined by the Calculation Agent based on information reasonably available to it, subject to any Closing Price Adjustment:

         (i) If the Underlying Equity Security is listed on a United States national securities exchange or trading system or is a Nasdaq security, the last reported sale price at the Close of Trading, regular way, on such day, on the primary securities exchange registered under the Securities Exchange Act of 1934 on which such Underlying Equity Security is listed or admitted to trading or on Nasdaq, as the case may be.

         (ii) If the Underlying Equity Security is listed on a non-United States securities exchange, trading system (other than a bulletin board) or market, the last reported sale price at the Close of Trading, regular way, on such day, on the primary exchange, trading system or market on which such Underlying Equity Security is listed or admitted to trading, as the case may be. The Closing Price shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate.

         (iii) If the Underlying Equity Security is not listed on a national securities exchange or trading system or is not a Nasdaq security, and is listed or traded on a bulletin board, the Average Execution Price of the Underlying Equity Security. If such Underlying Equity Security is listed or traded on a non-United States bulletin board, the Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate.

         (iv) If a Market Disruption Event has occurred for an Underlying Equity Security on a day on which the Closing Price for such Underlying Equity Security is to be calculated, the Closing Price for such Underlying Equity Security shall initially be determined using the Closing Price for such Underlying Equity Security on the next preceding Trading Day on which a Market Disruption Event did not occur. Once the Market Disruption Event has ceased, the Closing Price of such Underlying Equity Security shall then be adjusted to equal the Average Execution Price of the Underlying Equity Security.

         "Closing Price Adjustment" shall mean an adjustment made by the Calculation Agent to an Underlying Equity Security's initial Closing Price due to the occurrence of a Market Disruption Event three Business Days prior to the Stated Maturity Date. A Closing Price Adjustment shall adjust such initial Closing Price, once such Market Disruption Event ceases to exist, to equal the Average Execution Price received upon the sale of that Underlying Equity Security.

         "Company" shall have the meaning set forth on the face of this Security.

        "Discount Factor" shall mean   (   1   )x   where x is the number of
                                       (-------)
                                       ( 1.275 )
years from the Issue Date, computed on the basis of a 360-day year of twelve 30-day months.

         "Ending Multiplier" shall mean, for each Underlying Equity Security, the Starting Multiplier for such Underlying Equity Security adjusted from time to time for the occurrence, prior to the Close of Trading on the Calculation Date, of any of the extraordinary corporate transactions described in Section 4 of Annex A of the Calculation Agency Agreement.

          "Holder" shall have the meaning set forth on the reverse of this Security.

         "Indenture" shall have the meaning set forth on the reverse of this Security.

         "Issue Date" shall mean November 13, 2001.

         "Issue Price" shall mean $1,000.

         "Market Disruption Event", on any day, shall mean any of the following events as determined by the Calculation Agent:

         (i) A suspension, absence or material limitation of trading in an Underlying Equity Security has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which that security is traded or, in the case of an Underlying Equity Security not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to the rules of any primary organized U.S. exchange or trading system similar to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a security traded on a bulletin board means a suspension, absence or material limitation of trading of that security for more than two hours or during the one-hour period preceding the Close of Trading.

         (ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to an Underlying Equity Security, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which such options contracts are traded or otherwise.

         (iii) Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of an Underlying Equity Security or in respect of options contracts related to an Underlying Equity Security, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market.

         For purposes of determining whether a Market Disruption Event has occurred:

         (i) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

         (ii) any suspension in trading in an options contract on an Underlying Equity Security by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

         (iii) a suspension or material limitation on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market, but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

         (iv)     "trading systems" include bulletin board services.

         "Maturity Payment Amount" shall equal, for each $1,000 principal amount of Securities, (i) the Closing Level of the Basket and (ii) any accrued but unpaid interest through the Stated Maturity Date. In the event that the Calculation Agent makes a Closing Price Adjustment due to the occurrence of a Market Disruption Event, the payment by the Company of the Maturity Payment Amount will be postponed until the date three Business Days after the date of determination of any such Closing Price Adjustment.

         "Multiplier", relating to each Underlying Security, shall mean the number of shares or other units (including ADRs) (or fraction of a share or other unit expressed as a decimal) of such Underlying Equity Security included in the Basket.

         "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

         "NYSE" shall mean the New York Stock Exchange.

         "Official W.M. Reuters Spot Closing Rate" shall mean the closing spot rate published on Reuters page "WMRA" relevant for an Underlying Equity Security.

         "Prospectus Supplement" shall mean the prospectus supplement, dated November 7, 2001, issued by the Company relating to $6,000,000 aggregate principal amount of the Securities.

         "Redemption" shall mean the option of the Company to redeem, at any time on or after December 13, 2002 until the Stated Maturity Date, in whole but not in part, the Securities.

         "Redemption Date" shall mean, notwithstanding anything to the contrary in the Indenture, the date set forth in the Redemption Notice, which date shall not be less than 10 nor more than 30 calendar days after the date of the Redemption Notice.

         "Redemption Payment Amount" shall equal (i) the Redemption Price and
(ii) any accrued but unpaid interest through the Redemption Date.

         "Redemption Price" shall equal, on any Redemption Date, the amount of cash, per $1,000 principal amount of Securities, that when discounted from the Redemption Date to the Issue Date by the applicable Discount Factor and added to the present value of all interest payments made or to be made through the Redemption Date, discounted to the Issue Date by the applicable Discount Factor, will equal the Issue Price.

         "Securities" shall have the meaning set forth on the reverse of this Security.

         "Security" shall have the meaning set forth on the face of this Security.

         "Starting Multiplier" shall mean, for each Underlying Equity Security, the following:

         Underlying Equity Security       Starting Multiplier (number of shares)

         Applied Materials, Inc.           5.083884
         Cisco Systems, Inc.              10.565240
         Oracle Corporation               12.836970
         Sun Microsystems, Inc.           15.885624
         Veritas Software Corporation      5.613247

         "Starting Value" shall mean $200 for each Underlying Equity Security.

         "Stated Maturity Date" shall mean November 13, 2003.

         "Trading Day" shall mean a day on which trading generally is conducted on the NYSE, AMEX and Nasdaq and in the over-the-counter market for equity securities, as determined by the Calculation Agent.

         "Trustee" shall have the meaning set forth on the reverse of this Security.

     "Underlying Equity Securities" shall mean the securities included in the Basket from time to time and shall initially be the following five common stocks: Applied Materials, Inc., Cisco Systems, Inc., Oracle Corporation, Sun Microsystems, Inc. and Veritas Software Corporation. The Underlying Equity Securities shall only be adjusted by the Calculation Agent pursuant to the Calculation Agency Agreement for certain extraordinary transactions.

         All terms used but not defined in this Security are used herein as defined in the Indenture.

                                                --------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:


----------------- --------------------------------------- ----------------------
TEN COM - as tenants in common UNIF GIFT MIN ACT - ________ Custodian ________
                                                    (Cust)            (Minor)

----------------- --------------------------------------- ----------------------
TEN ENT - as tenants by the entireties          under Uniform Gifts to Minors
----------------- --------------------------------------- ----------------------
JT TEN - as joint tenants with right of         Act _________________________
Survivorship and not as tenants in                      (State)
common
----------------- --------------------------------------- ----------------------

----------------- --------------------------------------- ----------------------
Additional abbreviations may also be
used though not in the above list.

                        --------------------------------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------

--------------------------------

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(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                                       ----------------------------------------

         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:





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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.